Exhibit 10.1

To:	ViroPharma Incorporated 730 Stockton Drive Exton, PA 19341

A/C	YMJTD0

From:	Credit Suisse International One Cabot Square London E14 4QJ England

Subject:	Partial Termination of Convertible Bond Hedge Transaction Reference No. 50302802

Date:	March 19, 2009

This letter agreement (this “Termination Agreement”) relates to the Transaction (the “Transaction”) entered into between Credit Suisse International (“Dealer”), represented by Credit Suisse, New York branch (“Agent”) as its agent, and ViroPharma Incorporated (“Counterparty”), pursuant to a letter agreement dated March 20, 2007 entitled Convertible Bond Hedge Transaction (Reference Number: 50302802) (the “Confirmation”). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Confirmation.

Counterparty proposes to acquire its outstanding 2% convertible senior notes due 2017 (the “Convertible Notes”) from time to time in the open market (the “Purchase Program”). In connection with the acquisition of Convertible Notes pursuant to the Purchase Program, the Dealer and Counterparty desire to effect a partial termination of the Transaction in respect of a number of options equal to the number of Convertible Notes (in denominations of USD1,000 principal amount) so purchased (the “Partial Termination”).

1. Partial Termination. (a) The parties hereby agree that, in full satisfaction of its obligations in respect of the Partial Termination, Dealer shall pay to Counterparty on each Payment Date (as defined below) an amount in USD (a “Termination Payment”) equal to the Termination Payment Amount for such Payment Date (as defined below).

Termination Payment Amount:	For each Payment Date, an amount in USD equal to the product of the Applicable Number of Options for such Payment Date and the Termination Value for such Payment Date, as set forth in the Calculation Agent’s Notice for the related Purchase Date.

Applicable Number of Options:	For each Payment Date, the Number of Purchased Convertible Notes for such Payment Date, as set forth in the Calculation Agent’s Notice for the related Purchase Date.

Number of Purchased Convertible Notes:	For each Payment Date, the number of Convertible Notes (in denominations of USD1,000 principal amount) purchased by Counterparty on the Purchase Date corresponding to such Payment Date pursuant to the Purchase Program, as set forth in the Calculation Agent’s Notice for the related Purchase Date.

Purchase Date:	Each date on which Counterparty executes a purchase of Convertible Notes pursuant to the Purchase Program. For the avoidance of doubt, the Purchase Date shall be the trade date of such purchase.

Termination Value:	For each Payment Date the amount, as determined by the Calculation Agent, that would be payable by Dealer to Counterparty pursuant to Section 6 of the Agreement if (i) Dealer designated an Early Termination Date in respect of an Additional Termination Event, with Counterparty as the sole Affected Party and the Transaction as the sole Affected Transaction, occurring on the Purchase Date corresponding to such Payment Date and (ii) the Number of Options for the Transaction were one. For purposes of determining such amount, the Calculation Agent shall (i) use the Average VWAP Price corresponding to such Purchase Date as the current Share price input and (ii) assume that all Convertible Notes originally issued by Counterparty remain outstanding on the Early Termination Date.

Calculation Agent’s Notice:	A notice for each Purchase Date to be provided by the Calculation Agent to Counterparty following the close of trading on the Exchange on the Final Averaging Date for such Purchase Date substantially in the form attached hereto as Schedule A. For the avoidance of doubt, the Number of Purchased Convertible Notes set forth in the Calculation Agent’s Notice shall be identical to the number of Convertible Notes repurchased by Counterparty indicated in the Notice of Purchased Convertible Notes for such Purchase Date.

Notice of Number of Purchased Convertible Notes:	Counterparty may notify Dealer in writing (including by email) before 7:00 PM (New York City time) on each Purchase Date of the number of Convertible Notes purchased by Counterparty on such Purchase Date. If Counterparty so notifies Dealer, such Convertible Notes purchased by Counterparty shall be subject to the provisions hereunder.

Averaging Dates:	For each Purchase Date, the immediately following Exchange Business Day.

Average VWAP Price:	For each Purchase Date, the arithmetic average of the Daily Average Price on each of the Averaging Dates corresponding to such Purchase Date.

Daily Average Price:	For any Exchange Business Day, as determined by the Calculation Agent based on the New York Volume Weighted Average Price per Share for the regular trading session (including any extensions thereof) of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session), as published by Bloomberg at 4:15 P.M., New York City time (or 15 minutes following the end of any extension of the regular trading session), on such Exchange Business Day, on Bloomberg page “VPHM.Q<Equity>AQR” (or any successor thereto) (or if such published volume weighted average price is unavailable or is manifestly incorrect, the market value of one Share on such Exchange Business Day, as determined by the Calculation Agent using a volume weighted method).

Exchange:	The NASDAQ Global Select Market

Consequences of Disrupted Days:	Notwithstanding anything to the contrary in this Termination Agreement or the Equity Definitions, if any Averaging Date is a Disrupted Day, the Calculation Agent may, if appropriate in light of market conditions, regulatory considerations or otherwise, take any or all of the following actions: (i) postpone such Averaging Date in accordance with Section 6.7 of the Equity Definitions as if “Modified Postponement” were applicable or (ii) determine that such Averaging Date is a Disrupted Day only in part, in which case the Calculation Agent shall (A) determine the Daily Average Price for such Averaging Date based on transactions in the Shares on such Averaging Date effected before the relevant Market Disruption Event occurred and/or after the relevant Market Disruption Event ended, as applicable, and (B) designate the immediately following Exchange Business Day that is not already an Averaging Date as an Averaging Date (with the provisions of this paragraph applying successively to each such Exchange Business Day so designated) and determine the Termination Value using an appropriately weighted average of the Daily Average Prices on the Averaging Dates. Section 6.7(c)(iii)(A) of the Equity Definitions is hereby amended by replacing the word “shall” in the sixth line thereof with the word “may,” and by deleting clause (2) thereof. Any Scheduled Trading Day on which the Exchange is scheduled to close prior to its normal close of trading shall be deemed a Disrupted Day in full.

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be,” in clause (ii) thereof.

Payment Date:	The date one Settlement Cycle following the Final Averaging Date.

(b) For the avoidance of doubt, the parties agree that, following each Termination Payment, the Number of Options shall be reduced by the Applicable Number of Options for the relevant Payment Date.

2. Representations and Warranties.

(a)	Each party represents to the other party that:

(i) It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

(ii) It has the power to execute this Termination Agreement and any other documentation relating to this Termination Agreement to which it is a party, to deliver this Termination Agreement and any other documentation relating to this Termination Agreement that it is required by this Termination Agreement to deliver and to perform its obligations under this Termination Agreement and has taken all necessary action to authorize such execution, delivery and performance.

(iii) Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

(iv) All governmental and other consents that are required to have been obtained by it with respect to this Termination Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

(v) Its obligations under this Termination Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(vi) It is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended.

(b)	Counterparty represents and warrants to and for the benefit of, and agrees with, Dealer as follows:

(i) On the date hereof and each Purchase Date (A) none of Counterparty and its officers and directors is aware of any material nonpublic information regarding Counterparty or the Shares and (B) all reports and other documents filed by Counterparty with the Securities and Exchange Commission (“SEC”) when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents) pursuant to the Exchange Act of 1934, as amended (the “Exchange Act”) do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(ii) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties with respect to the treatment of the Partial Termination under FASB Statements 149 or 150, EITF Issue No. 00-19 (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(iii) Prior to the date hereof, Counterparty shall deliver to Dealer a resolution of Counterparty’s board of directors authorizing the Partial Termination and such other certificate or certificates as Dealer shall reasonably request.

(iv) Counterparty is not entering into this Termination Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or to otherwise violate the Exchange Act.

(v) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(vi) Counterparty understands that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(vii) Counterparty acknowledges its responsibilities under applicable federal securities laws, including, without limitation, Rule 10b-5 under the Exchange Act, in relation to the Transaction and its partial termination.

(viii) On each Purchase Date and Payment Date, (a) the assets of Counterparty at their fair valuation exceed the liabilities of Counterparty, including contingent liabilities, (b) the capital of Counterparty is adequate to conduct the business of Counterparty and (c) Counterparty has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.

(c)	Counterparty acknowledges that:

(i) In connection with the Partial Termination, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust or unwind its hedge position with respect to the Transaction.

(ii) Dealer and its affiliates may also be active in the market for the Shares other than in connection with activities in relation to the Transaction or the Partial Termination, as applicable.

(iii) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to any Daily Average Price.

(iv) Any market activities of Dealer and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as any Daily Average Price, in a manner that may be adverse to Counterparty.

(v) This Termination Agreement relates to a partial termination of the Transaction; Dealer may purchase shares for its own accounts at an average price that may be greater than, or less than, any Daily Average Price.

3. Termination of this Termination Agreement. This Termination Agreement shall terminate upon the earlier of (i) the Business Day following the election by either Dealer or Counterparty to terminate this Termination Agreement by providing written notice to the other party and (ii) March 26, 2009, except that (a) the obligation to pay the Termination Payment Amount for any Purchase Date occurring on or prior to the date of termination of this Termination Agreement shall survive the termination of this Termination Agreement until such payment is made and (b) the representations and warranties set forth above in Section 2 of this Termination Agreement shall survive the termination of this Termination Agreement without limitation.

4. No Netting and Set-off. Each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under this Termination Agreement against any delivery or payment obligations owed to it by the other party, whether arising under the this Termination Agreement, under any other agreement between parties hereto, by operation of law or otherwise.

5. Counterparts. This Termination Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

6. Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS TERMINATION AGREEMENT OR THE ACTIONS OF COUNTERPARTY OR ITS AFFILIATES OR DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

6. Governing Law. THIS TERMINATION AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CHOICE OF LAW DOCTRINE).

7. Role of Agent. For the avoidance of doubt, Section 8(q) of the Confirmation shall apply to the transactions contemplated by this Termination Agreement.

Counterparty hereby agrees (a) to check this Termination Agreement carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to this Termination Agreement, by manually signing this Termination Agreement or this page hereof as evidence of agreement to such terms and providing the other information required herein and immediately returning an executed copy to Credit Suisse, New York branch, Eleven Madison Avenue, New York, NY 10010-3629, Facsimile No. (212) 325-8173.

Yours faithfully,

CREDIT SUISSE INTERNATIONAL

By:	/s/ Barry Dixon
Name:	Barry Dixon
Title:	Authorized Signatory

By:	/s/ Shui Wong
Name:	Shui Wong
Title:	Authorized Signatory

CREDIT SUISSE, NEW YORK BRANCH, AS AGENT FOR CREDIT SUISSE INTERNATIONAL

By:	/s/ Louis Impellizeri
Name:	Louis Impellizeri
Title:	Authorized Signatory

By:	/s/ Christy Grant
Name:	Christy Grant
Title:	Authorized Signatory

Agreed and Accepted By:

VIROPHARMA INCORPORATED

By:	/s/ Vincent J. Milano
Name:	Vincent J. Milano
Title:	President and CEO

SCHEDULE A

CALCULATION AGENT’S NOTICE

To:	ViroPharma Incorporated 730 Stockton Drive Exton, PA 19341

A/C:	YMJTD0

From:	Credit Suisse International, as Calculation Agent

Re:	Partial Termination of the Convertible Bond Hedge Transaction Reference No. 50302802

Date:	[ ]

Reference is hereby made to the Termination Agreement (the “Bond Hedge Termination Agreement”) dated as of March 19, 2009 between Credit Suisse International (“Dealer”), represented by Credit Suisse, New York branch (“Agent”) as its agent, and ViroPharma Incorporated (the “Issuer”) relating to the partial termination of the Convertible Bond Hedge Transaction (Ref. No. 50302802).

Any capitalized terms used herein but not defined shall have the meanings set forth in the Bond Hedge Termination Agreement.

On the Purchase Date specified below, the Issuer purchased the Number of Purchased Convertible Notes specified below pursuant to the Purchase Program. The Calculation Agent hereby notifies the Issuer of the following terms under, and as defined in, the Bond Hedge Termination Agreement, relating to such Purchase Date:

Purchase Date:

Number of Purchased Convertible Notes and Applicable Number of Options:

Averaging Date(s):

Average VWAP Price:

Termination Value:

Termination Payment Amount:

Yours sincerely,

CREDIT SUISSE INTERNATIONAL

By:
Authorized Signatory